                                                                    Exhibit 16.1


                                                     [ANDERSEN LOGO]

June 21, 2002                                        ARTHUR ANDERSEN LLP

                                                     Suite 1100
                                                     101 Second Street
                                                     San Francisco CA 94105-3801

                                                     Tel: 415 548 8200

                                                     www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

The representations made in this letter are based solely on discussion with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-KA dated June 21, 2002, of Pac-West Telecomm, Inc., filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein that refer to our firm.


Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP



cc:    Wallace W. Griffin
       Chairman and Chief Executive Officer
       Pac-West Telecomm, Inc.